UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 24, 2013

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York  11803

(Address of principal executive offices)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Veeco Instruments Inc. (“Veeco” or the “Company”) announced that, on May 24, 2013, it received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it has not regained compliance with NASDAQ Listing Rule 5250(c)(1) (the “Rule”), the continued listing requirement to timely file all required periodic reports with the Securities and Exchange Commission (the “SEC”), and, therefore, that its common stock would be subject to delisting unless the Company timely requests a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”).

Accordingly, the Company has requested a hearing before the Panel.  At the hearing, the Company will present its plan for regaining compliance with the Rule, and request continued listing pending its return to compliance.  The hearing request will result in an automatic stay of delisting until at least June 17, 2013.  Concurrent with the hearing request, the Company has asked the Panel to extend the stay until the conclusion of the hearing process.  The Panel has the discretion to grant the Company an extension of time within which to regain compliance with the Rule for a period not to exceed 360 days from the original due date for the first late filing, or November 4, 2013.  There can be no assurance that the Panel will grant the Company’s request for continued listing.

As previously reported, the Company is not in compliance with the Rule because it did not timely file its quarterly report on Form 10-Q for the quarter ended March 31, 2013, its annual report on Form 10-K for the year ended December 31, 2012 and its quarterly report on Form 10-Q for the quarter ended September 30, 2012 because the Company is reviewing the timing of the recognition of revenue and related expenses on the sale of certain of its products.  The accounting review was announced on November 15, 2012.  For information on the accounting review, please see the Form 12b-25 we filed on May 10, 2013.  The Company continues to conduct the review and intends to file its Forms 10-Q and 10-K as soon as reasonably practicable after these accounting matters have been resolved.

A copy of the press release disclosing the Company’s receipt of the NASDAQ notification letter is furnished as Exhibit 99.1 to this report.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

99.1	Press release issued by Veeco dated May 31, 2013

The information in this report, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall this information or these exhibits be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 31, 2013	VEECO INSTRUMENTS INC.

	By:	/s/ Gregory A. Robbins
	Name:	Gregory A. Robbins
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Veeco dated May 31, 2013